Exhibit p(2)


               NATIONAL LIFE INVESTMENT MANAGEMENT COMPANY, INC.
                          NL CAPITAL MANAGEMENT, INC.

           CODE OF ETHICS AND PERSONAL SECURITIES TRANSACTION POLICY
           ---------------------------------------------------------

                               Policy Statement
                               ----------------

     No officer or employee of National Life Investment Management Company, Inc. or NL Capital Management, Inc. (together, the "Company") shall have any position with, or a "substantial interest" in, any other business enterprise operated for a profit, the existence of which would conflict, or might conflict, with the proper performance of his/her duties, or responsibilities to the Company or which might tend to affect his/her independence of judgment with respect to transactions between the Company or its investment clients, and such other business enterprise, without prior full and complete disclosure thereof. Each officer or employee who has such a conflicting, or possibly conflicting, interest with respect to any transaction which he/she knows is under consideration by the Company, any affiliate thereof, or its investment clients, is required to make timely disclosure thereof so that it may be part of the Company's consideration of the transaction.

Rules of Conduct
----------------

     In order to implement the foregoing Policy Statement but without limiting its intent, the following Rules are adopted:

     1. No officer or employee should accept gifts, gratuities or favors of any kind from any person, firm or corporation doing business, or having the potential to do business with the Company or its investment clients, under any circumstances from which it could be reasonably inferred that the purpose of the gift, gratuity or favor could be to influence the officer or employee in the conduct of Company or affiliated transactions with the donor; provided, however, that this section shall not be interpreted to prohibit (i) allowing business contacts to pay for meals which a officer or employee attends, or (ii) gifts of items with a value not exceeding $100.

     2. Bribes, kickbacks, and other illegal payments to or from any individual with whom the Company does business or hopes to do business, in any form, for any purpose, are absolutely prohibited.

     3. The accuracy and completeness of account entries and classifications are to be strictly maintained at all times. Entries must be made in such a manner that their nature is clearly discernible to management and to the Company's independent auditors.

     4. No officer or employee of the Company shall be a director, officer, associate, partner, agent or employee of any other business enterprise, or shall have any financial interest in any other financial institution, or in any firm with whom the Company or any affiliate does business, without first having secured written permission from the Chief Executive Officer.

     5. No officer or employee of the Company who receives information on investment matters shall, either directly or indirectly (a) purchase or sell securities where any such purchase or sale is based on information obtained by reason of his/her official position in the Company, unless he/she shall have first secured written permission to make such purchase or sale from the Chief Executive Officer, nor
          (b) invest in any real property in which he/she knows that the Company or any affiliate has, or is considering any investment or a tenancy, or in any real property the value of which may be affected by any action of the Company of which he/she has special knowledge. Notwithstanding the foregoing provisions of 5(a) above, purchases or sales of 1,000 or less share orders of companies whose securities are listed on a registered exchange or quoted daily on NASDAQ shall not be deemed prohibited hereunder.

     6. Any officer or employee of the Company concerned with investment activities, who has any investment, either directly or indirectly, in any corporation or business enterprise which has a direct placement with the Company or any affiliate, or is under consideration for a direct placement by the Company or any affiliate, or which is under consideration for acquisition by the Company, any affiliate, or any investment client, must make full disclosure of the circumstances of any investment held in such corporation or enterprise to the Chief Executive Officer.

     7. Officers and employees of the Company shall treat information which they receive about the financial condition and business activities of enterprises being considered for investment as confidential.

     8. No officer or employee of the Company shall knowingly or intentionally trade, directly or indirectly, against the Company's investment clients in any of their respective securities or in any securities which they each may respectively purchase, hold or sell, or, knowingly or intentionally, enter into, advise or permit any security transaction inconsistent with the best interests of the Company's investment clients.

     9. Each officer or employee of the Company shall file within ten days after the close of each calendar quarter, with counsel to the Company, a complete and accurate report of all transactions in securities of which he/she has knowledge, made by or for his/her account or any immediate member of his/her family or any trust, partnership, corporation, syndicate or account as to which he/she, directly or indirectly has control or has participation in investment policies; provided however, any such report may contain a statement that it shall not be construed as an admission that the person making such report has any direct or indirect beneficial ownership in the securities to which the report relates. Every such report shall contain the following information:

          (a) The date of the transaction and the title and amount of the security involved;

          (b) The nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

          (c)  The price at which the transaction was effected; and

          (d) The name of the broker, dealer or bank with or through whom the transaction was effected.

          Each officer or employee of the Company who is required to make such reports in connection with his or her affiliation with Sentinel Advisors Company or Sentinel Group Funds, Inc., shall be excused from making these reports.

          In order to help ensure that all such reports are timely filed, the designated individual will distribute the report forms at least five business days prior to the end of a quarter, with a reminder that the forms are required by law to be submitted to him/her within 10 days after the end of the quarter. In addition, the designated individual shall, on a date not later than seven days after the end of the quarter, determine whether any reports have not yet been submitted, and shall follow up orally with any such person to ensure that his or her report is timely filed. All such reports shall be reviewed by counsel to the Company who shall indicate in writing on each form that it has been reviewed by him or her.

     10. Officers and employees of the Company shall not under any circumstances acquire securities in an initial public offering.

     11. Officers and employees of the Company shall not invest in private placements except after having obtained the prior approval of the CEO, which approval will be granted only in exceptional circumstances in which it is clear that the investment opportunity is not appropriate for the Company's clients or will not interfere with a client's participation in the investment, and is not being offered to the individual as a result of his or her position with the Company.

     12. Officers and employees of the Company shall not trade in any security on any day that the Company's clients have a pending buy or sell order in the same security, or for seven days thereafter, unless the applicable portfolio manager has affirmatively advised the keeper of the restricted list that the client has completed its trading and that the security should be removed from the restricted list.. Furthermore, the period during which trading in a security is prohibited hereunder will extend to a period seven days before a trade in such security by a client, if at the time of the personal trade the subsequent trade by a client has been identified as reasonably expected by that client's portfolio manager.

     13. Officers and employees of the Company shall not be permitted to take a profit from a purchase and sale, or sale and purchase, of the same securities within 60 calendar days. Any profits realized in violation of this restriction shall be disgorged to the Company.

     14. Transactions by officers and employees of the Company in securities which have total market capitalizations of at least $25 billion, in options on such securities, or in options or futures on equity indexes, and which are, in the case of individual stocks and options, in amounts of either 1000 shares or less or $50,000 or less, shall be exempt from the requirements of paragraphs 12 and 13 above. However, such transactions must be pre-cleared as provided in paragraph 16, so as to ensure that the Company or its affiliates are not in possession of material non-public information about the issuer of the security, before the transaction may be effected.

     15. Officers and employees of the Company shall not serve on boards of directors of publicly held companies, in the absence of prior approval from the CEO based on a finding that the board service is in the best interests of the Company.

     16.  The Company shall have in place at all times procedures under which
          (a) all securities transactions by its personnel are pre-cleared,
          (b) its personnel are required to direct their broker to send duplicate copies of confirmations of securities trades to a designated compliance official of the Company, (c) trades executed after pre-clearance is given are monitored, (d) personal holdings of personnel, not including mutual funds and government securities, are reported annually by all its personnel (such reports may be kept sealed and opened only where there is good reason to investigate an individual's trading activity), and (e) its personnel annually certify compliance with the Company's procedures listed above and its Code of Ethics and Personal Securities Transaction Policy.

Definitions
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     As   used herein, the following definitions shall apply:

     1. "Substantial interest" shall mean (a) beneficial ownership of 1% or more of the voting stock of any public corporation; (b) an interest valued at more than $5,000 or an ownership of more than 10% in a closely held corporation; or (c) any interest for gain or profit in any other business or profession with which to his knowledge the Company's investment clients invest in, purchase from or sell to, other than in marketable securities.

     2. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

     3. "Security," means any security, of a class of securities of an issuer (other than the Company's investment clients, the Government of the United States or an instrumentality of the Government) or any security convertible into a security of that class or any option to purchase or sell such security.

     4. "Security held or to be acquired" by the Company means any security as defined above which is being, or within the past thirty days has been;
     (a) held by the Company; or (b) considered by the Company or its investment clients for purchase by the Company or by its investment clients.

     If you should at any time have any question as to the application of the above, please consult with Counsel to the Company. This Code of Ethics and Personal Securities Transaction Policy was adopted as of August 6, 1999, and replaces all other policy statements that previously applied to officers and employees of the Company.



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